EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Annual Report of Sew Cal Logo, Inc. (the "Company") on Form 10-KSB for the period ending August 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Richard Songer, Chief Executive Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Annual Report on Form 10-KSB for the period ending August 31, 2008, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Annual Report on Form 10-KSB for the period ending August 31, 2008, fairly presents, in all material respects, the financial condition and results of operations of Sew Cal Logo, Inc.

SEW CAL LOGO, INC.

Dated: December 11, 2008	By:	/s/ Richard Songer
Richard Songer
Chief Executive Officer